
Exhibit (12)

Compass Bancshares, Inc. and Subsidiaries
Ratio of Earnings to Fixed Charges
Six Months Ended June 30, 1997 and 1996

                                                 Six Months Ended
                                                      June 30
                                             -------------------------
                                                1997           1996
                                             ----------     ----------
                                                   (in Thousands)
Pretax income                                 $ 115,619       $ 110,078
Add fixed charges:
  Interest on deposits                          169,319         163,129
  Interest on borrowings                         55,286          43,660
  Portion of rental expense
   representing interest expense                  2,256           1,957
                                              ----------      ----------
      Total fixed charges                       226,861         208,746
                                              ----------      ----------
    Income before fixed charges               $ 342,480       $ 318,824
                                              ==========      ==========

Pretax income                                 $ 115,619       $ 110,078
Add fixed charges (excluding
 interest on deposits):
  Interest on borrowings                         55,286          43,660
  Portion of rental expense
   representing interest expense                  2,256           1,957
                                              ----------      ----------
      Total fixed charges                        57,542          45,617
                                              ----------      ----------
    Income before fixed charges
     (excluding interest on deposits)         $ 173,161       $ 155,695
                                              ==========      ==========

RATIO OF EARNINGS TO FIXED CHARGES:
  Including interest on deposits                  1.51x           1.53x
  Excluding interest on deposits                  3.01x           3.41x
